UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2011
USG Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 436-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.
On June 21, 2011, the Registrant contributed 2,084,781 shares of its common stock, par value $.10 per share (the “Contributed Shares”), to the USG Corporation Retirement Plan Trust (the “Trust”), the trust maintained in connection with the defined benefit pension plan sponsored by the Registrant. The Contributed Shares were valued for purposes of the contribution at $14.39 per share, or approximately $30 million in the aggregate, by Evercore Trust Company, N.A. (“Evercore”), an independent fiduciary that has been appointed as investment manager with respect to the Contributed Shares. The Contributed Shares were issued to The Northern Trust Company, as trustee of the Trust, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and in furtherance of the Registrant’s funding of the Trust.
On June 21, 2011 the Registrant also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Evercore, in its capacity as investment manager for the Contributed Shares and shares of the Registrant’s common stock contributed to the Trust in 2010 previously registered for resale (collectively, the “Trust Account Shares”). The Registration Rights Agreement requires, among other things, that the Registrant file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3 to register the Contributed Shares for the purpose of resale from time to time by the Trust. Under the Registration Rights Agreement, the Registrant is required to use its commercially reasonable efforts to cause the registration statement to remain continuously effective until all Trust Account Shares have been sold by the Trust, all of the Trust Account Shares may be sold in accordance with Rule 144 promulgated by the SEC under the Act (and no conditions of that rule are unmet or applicable to the Trust) or 90 days after the number of Trust Account Shares held by the Trust is less than 1% of the Registrant’s then outstanding shares of common stock, whichever occurs earlier. The Registrant registered the resale of the Contributed Shares by the Trust with the SEC on June 21, 2011. The Registration Rights Agreement supersedes the Registration Rights Agreement, dated September 8, 2010, between the Registrant and Evercore.
The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
4.1	Registration Rights Agreement, dated as of June 21, 2011, between USG Corporation and Evercore Trust Company, N.A.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant
Date: June 24, 2011	By:	/s/ Richard H. Fleming
Richard H. Fleming
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Registration Rights Agreement, dated as of June 21, 2011, between USG Corporation and Evercore Trust Company, N.A.

4